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                                                                   EXHIBIT 10.38


                             SHAREHOLDERS AGREEMENT

                          dated as of December 21, 1995

                                      among

                        THE FIRST MARBLEHEAD CORPORATION

                                       and

                          THE SHAREHOLDERS NAMED HEREIN

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                                TABLE OF CONTENTS

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                                                                                    Page
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1.   Certain Definitions...............................................................1

2.   Representations of Shareholders...................................................2

3.   Riqhts with Respect to Transfers of Shares........................................3

4.   Rights of First Offer.............................................................3

5.   Co-Sale Provisions................................................................5

6.   Rights to Require Sale............................................................6

7.   Agreements with Respect to voting.................................................7

8.   Regarding Business Opportunities; Shareholder Obligations.........................8

9.   Rights to Acquire Additional Securities...........................................8

10.  Registration Rights...............................................................9

11.  Covenants of the Company.........................................................12

12.  Confidentiality..................................................................13

13.  Termination......................................................................13

14.  Notices..........................................................................14

15.  Legends..........................................................................14

16.  Equitable Relief.................................................................14

17.  Third Party Rights...............................................................14

18.  Counterparts.....................................................................15

19.  Governing Law....................................................................15

20.  Benefit and Binding Effect.......................................................15

21.  Amendment and Waiver.............................................................15
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                             SHAREHOLDERS AGREEMENT

     This SHAREHOLDERS AGREEMENT, made as of the 21st day of December, 1995, by and among each of the persons named on Schedule A hereto and The First Marblehead Corporation;

                              W I T N E S S E T H:

     WHEREAS, the parties hereto, other than The First Marblehead Corporation, are the owners of all of the issued and outstanding shares of the common stock, par value $.10 per share, of The First Marblehead Corporation, a Delaware corporation, owning the respective numbers of such shares set forth opposite their names on Schedule A hereto; and

     WHEREAS, the parties hereto wish to make certain agreements with respect to the ownership and transfer of such shares and certain related matters;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings indicated:

     "AFFILIATE" means, with respect to any Person, (i) any director or officer of such Person or any Person (a "5% Holder") that owns, of record or beneficially, at least 5% of the outstanding voting securities, or partnership or other equity interests, of such Person, (ii) any director, officer, partner or 5% Holder of any Person referred to in clause (i), (iii) any spouse or relative of any Person referred to in clause (ii) or (iii) and (iv) any Person that has the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Shareholders Agreement, as amended from time to time in accordance with its terms.

     "BOARD" means the Board of Directors of the Company.

     "COMPANY" means The First Marblehead Corporation, a Delaware corporation.

     "CONTROL SALE" means a sale by any Shareholder or Shareholders to any Person or group of related Persons, in any transaction or series of related transactions, of (i) Shares aggregating at least 30% of all Shares then outstanding or (ii) Shares which, together with all other Shares theretofore sold to any such Person or group of Persons by Shareholders, would aggregate at least 30% of all Shares then outstanding. For purposes of this definition, Shares sold by any Person to whom any Shareholder has transferred Shares pursuant to Section 3(c) hereof shall be deemed to be Shares sold by such Shareholder.

     "EXCLUDED OFFERING" means (i) the Company's initial public offering of equity securities, (ii) the Initial Public Offering (if different from the offering referred to in clause (i)) and (iii) any offering of securities on Form S-4 or Form S8, or any successor form, under the Securities Act.

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     "INITIAL PUBLIC OFFERING" means an underwritten public offering and sale of common stock of the Company pursuant to a registration statement which has become effective under the Securities Act and pursuant to which the Company sells shares of common stock representing not less than 20% of the issued and outstanding shares of common stock after giving effect to such offering and sale.

     "INTERLAKEN SHAREHOLDER" means Interlaken Investment Partners, L.P., a Delaware limited partnership, and any Person acquiring Shares from such Interlaken Shareholder pursuant to Section 3(c) hereof.

     "MAJORITY SHAREHOLDERS" means, with respect to any matter, any Shareholder or Shareholders whose aggregate ownership of Shares exceeds 50% of all Shares issued and outstanding and held by all Shareholders or, as the context may require, any Person in the group that constitutes such Majority Shareholders.

     "NON-SHAREHOLDER," when used with reference to any purchase of Shares, means a Person, not affiliated with any of the Shareholders, that, immediately prior to such purchase, did not own any equity securities of the Company.

     "PERSON" means any natural person, limited liability company, corporation, partnership, firm, trust, joint venture, government or governmental body or agency.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHAREHOLDER" means a Person who has a beneficial interest in Shares and who is a party to this Agreement.

     "SHAREHOLDER INTEREST," when used with reference to any Shareholder, means all of the rights and interests of such Shareholder pursuant to this Agreement.

     "SHAREHOLDER PERCENTAGE," when used with reference to any Shareholder, means the Shares held by such Shareholder as a percentage of all Shares issued and outstanding and held by all Shareholders.

     "SHARES" means shares of the common stock, par value $.10 per share, of the Company.

     "SIGNIFICANT HOLDER" means a Shareholder whose Shares represent at least 10% of the number of Shares then issued and outstanding.

     2.   REPRESENTATIONS OF SHAREHOLDERS.

          (a) Each Shareholder by execution of this Agreement represents and warrants to each other Shareholder and to the Company that such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares acquired by such Shareholder, that it is capable of bearing the economic risks of such investment and that it is acquiring such Shares for its own account for investment with no present intention of distributing or selling any of the Shares or any interest therein. Each Shareholder agrees that if in the future it should decide to offer or dispose of any

                                       -2-
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Shares or interest therein, it will do so only in compliance with the Securities
Act and any other applicable securities laws. Each Shareholder acknowledges that prior to its acquisition of Shares, it was provided with access to such information relating to the Company as such Shareholder requested and that such Shareholder is not relying on the Company with regard to tax or other financial considerations relating to its investment in the Shares but has, to the extent that such Shareholder deemed it necessary or appropriate, relied upon advice of its own advisors.

     3.   RIGHTS WITH RESPECT TO TRANSFERS OF SHARES.

          (a) Each Shareholder agrees that such Shareholder will not sell, donate, assign, pledge or otherwise dispose of or transfer any of the Shares of such Shareholder or any of its Shareholder Interest except pursuant to applicable provisions of this Section 3 or Section 4, 5 or 6 hereof. Any sale, gift, assignment, pledge, transfer or other disposition of any Shares by any Shareholder, whether voluntary or involuntary, made in violation of the foregoing provisions of this Section 3(a) shall be void and ineffective.

          (b) Any Shareholder may sell or donate Shares to any other Shareholder upon such terms as may be agreed to between or among such Shareholders.

          (c) Shares of any Shareholder may be transferred to a trust established for the benefit of such Shareholder or a family member, to the estate of any individual Shareholder upon his death, to a corporation or other entity of which such Shareholder is the principal controlling Person or, in the case of the Interlaken Shareholder, to its partners, provided that such trust, estate, corporation or other entity or partners, as the case may be, shall take such Shares subject to all of the terms and provisions of this Agreement and that such trust, the representative of such estate or such corporation or other entity or partners shall execute an agreement or agreements and such other instruments as may be necessary, in the opinion of the Board, to evidence that such trust, estate, corporation or entity or partners are bound by such terms and provisions.

          (d) Upon any transfer of Shares pursuant to subsection (b) or (c) of the Section 3, Schedule A hereto shall be revised to reflect the changes in the Shareholder Percentages resulting from such transfer. All Shares acquired by any Shareholder, pursuant to the provisions of this Agreement or otherwise, shall be subject to this Agreement.

     4.   RIGHTS OF FIRST OFFER.

          (a) If at any time any Shareholder desires to sell, for cash (other than pursuant to Section 3, 5 or 6 hereof), any Shares of such Shareholder (for purposes of this Section 4, the "Selling Shareholder"), the Selling Shareholder shall give notice of such proposal to the Company, which shall in turn, within three days of its receipt of such notice, give copies of such notice to each other Shareholder (a "Notice of First Offer"), which notice shall state that the Selling Shareholder desires to sell Shares pursuant to this Section 4, the number of Shares (the "Offered Shares") that may be sold and the cash purchase price (the "First Offer Price") which the Selling Shareholder proposes be paid for the Offered Shares. The date on which the Notice of First Offer is so given by the Company to such other Shareholders is referred to hereinafter as the "Notice Date." Each Notice of First Offer shall be deemed an irrevocable offer to sell, on the terms set forth in such Notice of First Offer and herein, the Offered Shares, and the Company

                                       -3-
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will have the irrevocable and exclusive option, as hereinafter provided, to buy such Shares on the terms set forth herein and at the First Offer Price. If the Company does not wish to purchase all of the Offered Shares on such terms, the other Shareholders will have irrevocable and exclusive options, as hereinafter provided, to buy all of such Shares on such terms and at the First Offer Price.

          (b) (i) Within twenty (20) days following the Notice Date, the Company shall notify the Selling Shareholder and the other Shareholders as to whether or not the Company elects to purchase all of the Offered Shares (such notice of election to purchase such Shares being referred to herein as a "Company Acceptance"). If the Selling Shareholder does not receive the Company Acceptance within such 20-day period, the Company shall be deemed to have declined to purchase the offered Shares. A Company Acceptance shall be deemed to be an irrevocable commitment to purchase the Offered Shares from the Selling Shareholder on the terms set forth herein and at the First Offer Price.

               (ii) If the Selling Shareholder does not receive a Company Acceptance pursuant to paragraph (ii) of this subsection (b), each Shareholder (other than the Selling Shareholder) shall have the right, within ten (10) days following the first to occur of (x) the date of any notice from the Company to all Shareholders stating that the Company will not deliver a Company Acceptance and (y) the twentieth day after the Notice Date, to notify the Company and the Selling Shareholder as to the number of Offered Shares which such Shareholder elects to purchase (a "Shareholder Acceptance"). If the Selling Shareholder does not receive within such 10-day period Shareholder Acceptances with respect to all of the Offered Shares, then none of such Shareholders shall have any right to purchase any of such Shares. Subject to the foregoing, each Shareholder Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Shareholder the Shares referred to in such Shareholder Acceptance.

               (iii) For purposes of paragraph (ii) of this subsection (b), each Shareholder (other than the Selling Shareholder) shall have the right to purchase Offered Shares PRO RATA in accordance with the number of Shares owned by such Shareholder on the Notice Date and the number of Shares owned by all Shareholders (other than the Selling Shareholder) on such date. If any such Shareholder declines to purchase Offered Shares in the full amount permitted pursuant to the preceding sentence, the other such Shareholders shall have the right to purchase such Shares on a PRO RATA basis in accordance with the total number of Shares owned on the Notice Date by each such Shareholder and the total number of Shares owned by all Shareholders who are purchasing Offered Shares, provided that not less than all of the Offered Shares must be purchased in accordance with this subsection (b).

          (c) The purchase price for the Offered Shares sold to the Company or any Shareholder pursuant to this Section 4 shall be the First Offer Price.

          (d) Upon exercise of their respective options hereunder, the Company, the accepting Shareholders and the Selling Shareholder shall be respectively legally obligated (subject to applicable law) to consummate the purchase and sale contemplated hereby. If the Company and the accepting Shareholders do not exercise their respective options hereunder with respect to all (but not less than all) of the Offered Shares within the time specified for such exercise, the Selling Shareholder shall be free, during a period of three months following the

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expiration of the last time for such exercise, to sell the Offered Shares, but only to one or more Non-Shareholders (who shall have been identified in a notice given by the Selling Shareholder to each Significant Holder not later than seven
(7) days prior to the date upon which such sale is to be made) at a price, in cash, equal to or greater than the First Offer Price and provided that each such Non-Shareholder enters into an agreement pursuant to which such Non-Shareholder agrees to be bound by the provisions hereof. If the Selling Shareholder does not complete such sale within such three-month period, the provisions of this
Section 4 shall again apply, and no sale of Shares by such Shareholder shall be made otherwise than in accordance with the terms of this Agreement.

          (e) Notwithstanding any of the foregoing provisions of this Section 4 to the contrary, no sale of Shares to any Non-Shareholder shall be made pursuant to this Section 4 without the prior written consent of each Significant Holder, such consent not to be unreasonably withheld or delayed and any determination so to withhold consent to be based upon reasonable views as to possible detriment to the business or reputation of the Company or to the value of the Shares held by such Holder, including, in any such case, as a result of adverse tax consequences.

          (f) The closing of purchases of Offered Shares by the Company and/or the accepting Shareholders pursuant to this Section 4 shall take place within 30 days after the expiration of the applicable option period provided for in subsection (b) above at 11:00 a.m. at the principal office of the Company or at such other time or place as the parties may agree. At such closing, the Selling Shareholder shall sell to each purchaser full right, title and interest in and to the Shares so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature, provided that any subsequent transfer of such Shares shall be subject to compliance with the requirements of this Agreement, and shall deliver to each purchaser a certificate or certificates evidencing the Shares sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers or appropriate instruments of assignment duly endorsed, together with all necessary transfer tax stamps affixed thereto at the expense of the Selling Shareholder; and each purchaser shall deliver to the Selling Shareholder, in full payment of the purchase price of the Shares purchased, a certified or bank check payable to the order of the Selling Shareholder in the amount of the purchase price.

     5.   CO-SALE PROVISIONS.

          (a) If at any time or from time to time a Shareholder or Shareholders (for purposes of this Section 5, the "Selling Shareholders") propose to effect a Control Sale, the Selling Shareholders shall by notice in writing to the other Shareholders designate a representative (the "Representative") for purposes of this Section 5, and the Representative shall give notice of such proposal (the "Notice of Sale") to each of the other Shareholders (for purposes of this
Section 5, the "Other Shareholders"), which notice shall identify the proposed transferee or transferees and the proposed purchase price, terms of payment and other material terms and conditions of the proposed sale. Upon receipt of the Notice of Sale, each Other Shareholder shall have until the tenth day after such receipt to deliver to the Representative a written notice (the "Co-Sale Acceptance") of its intention to sell in such proposed sale, in replacement of some of the Shares of the Selling Shareholders, such number of Shares specified in the Co-Sale Acceptance which shall not exceed the number of Shares proposed to be sold by the Selling Shareholders times a fraction, the numerator of which shall be the number of Shares

                                       -5-
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then held by such Other Shareholder and the denominator of which shall be the aggregate number of Shares then held by the Selling Shareholders and all Other Shareholders (provided that if such sale is a Control Sale of a kind referred to in clause (ii) of the definition of such term contained in Section 1 hereof, such calculation shall be based upon the number of Shares then to be sold by the Selling Shareholders plus the number of Shares theretofore sold to the Person or group of related Persons referred to in such clause as contemplated thereby, to the extent not theretofore included in any calculation made pursuant to this sentence). The Co-Sale Acceptance shall be deemed to be an irrevocable commitment by each of the selling Other Shareholders to sell the number of Shares determined as provided above at the price and on the terms and conditions contained in the Notice of Sale and herein. The transfer of Shares to the prospective transferee or transferees by the Selling Shareholders and the selling Other Shareholders shall be consummated simultaneously and on the same terms. If the prospective transferee or transferees decline to purchase some of the Shares offered by the Selling Shareholders and the selling Other Shareholders, then the number of Shares to be sold by the Selling Shareholders and the selling Other Shareholders shall be proportionately reduced, based upon the respective numbers of Shares originally proposed to be sold by the Selling Shareholders and the selling Other Shareholders.

          (b) If the Representative does not receive a Co-Sale Acceptance from an Other Shareholder within the time period specified in subsection (a) above, such Other Shareholder shall be deemed to have declined to exercise its right to sell any of its Shares in such transaction pursuant to this Section 5. In such event, the Selling Shareholders and one or more of the other Shareholders may sell their Shares pursuant to this Section 5 at the price and on substantially the terms and conditions set forth in the Notice of Sale. If the Selling Shareholders and such Other Shareholders do not effect the sale at such price and substantially upon such terms and conditions, the provisions of this Agreement shall again apply to successive transactions.

          (c) The foregoing provisions of this Section 5 shall not, apply to any transfer of Shares pursuant to Section 3(b) or 3(c) hereof.

          (d) Notwithstanding any provision of this Section 5 to the contrary, Selling Shareholders may at any time prior to their sale of Shares pursuant to this Section 5 elect not to proceed with such sale, and in such event no Other Shareholder shall be required to sell its Shares in such sale and neither the Selling Shareholders nor any of the Other Shareholders shall have any liability to any other Shareholder in respect of any such election.

     6.   RIGHTS TO REQUIRE SALE.

     If at any time one or more Shareholders owning at least 51% of all of the Shares issued and outstanding propose to sell, in any transaction or series of related. transactions, all of the Shares owned by such Shareholder or Shareholders (for purposes of this Section 6, the "Selling Shareholders"), the Selling Shareholders may require all other Shareholders other than any Significant Holder (all such other Shareholders other than Significant Holders being referred to in this Section 6 as the "Other Shareholders") to, and by their execution of this Agreement each Other Shareholder hereby agrees that it shall, sell all of its Shares to the same Person or Persons (the "Transferee"), for the same price and upon the same other terms, as are applicable to such

                                       -6-
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sale by the Selling Shareholders. The Selling Shareholders (or a representative thereof) shall give each Significant Holder and each of the Other Shareholders notice of the proposal of the Selling Shareholders to effect such sale, stating the identity of the Transferee, the proposed sale price and other principal terms of the sale and the approximate date or dates on which such sale is to be made. Within twenty (20) days after receipt of such notice (the "Drag-along Notice"), each Significant Holder shall advise the Selling Shareholders (or a representative thereof) in writing as to whether such Significant Holder will sell its Shares in such transaction pursuant to this Section 6. Within five (5) days after the expiration of such 20day period, the Selling Shareholders will give notice to each Shareholder (other than the Selling Shareholders) identifying the Significant Holders who have elected to sell their Shares in such transaction. Thereupon, unless the proposed sale is abandoned by the Selling Shareholders, each Shareholder, other than any Significant Holder or Holders who have elected not to sell their Shares in such transaction, will sell all of its Shares to the Transferee on the date specified in such notice (which shall be not earlier than fifteen (15) days from the date of such notice) on the terms and for the price set forth in the Drag-along Notice. To effect each such sale, each such Shareholder shall sell to the Transferee full right, title and interest in and to the Shares so sold, free and clear of all liens, security interests or adverse claims of any kind and nature, and shall deliver to the Transferee the certificate or certificates evidencing the Shares sold, in each-case duly endorsed for transfer or accompanied by appropriate stock transfer powers or appropriate instruments of assignment duly endorsed, together with all necessary transfer tax stamps affixed thereto at the expense of such Shareholder.

     7.   AGREEMENTS WITH RESPECT TO VOTING.

     From and after the date of this Agreement, each Shareholder shall vote all of its Shares and shall take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

               (i) the authorized number of directors shall be established at seven directors;

               (ii)    the following persons shall be elected to the Board:

                       (A) three representatives designated by Stephen Anbinder, Daniel M. Meyers and Catamaran Holdings, Ltd.;

                       (B) two representatives designated by the Interlaken Shareholder;

                       (C)  one representative designated by Leslie Alexander;
               and

                       (D) Dort A. Cameron, III, unless he shall advise the Company that he does not wish to serve as a director; from and after delivery of such notice, the Shareholders shall be entitled to vote their Shares for such directorship without restriction under this Section 7;

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               (iii)   the composition of the board of directors of each of the
Company's subsidiaries (if any) (a "Sub Board") shall be the same as that of the Board;

               (iv) any committees of the Board or a Sub Board shall be created only upon the approval of five members of the Board and the composition of each such committee shall be proportionately equivalent to that of the Board;

               (v) the removal from the Board or a Sub Board of any representative designated hereunder by a Person pursuant to clause (ii) above shall be only at the written request of such Person and under no other circumstances, except that any director may be removed for Cause by a unanimous vote of all of the directors who were not designated by the same Person who designated the director whose removal is being considered or, in the case of a director provided for in clause (ii)(D) above, by a vote of not less than five directors; and

               (vi) in the event that any representative designated hereunder for any reason (including a removal for Cause) ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Person entitled to designate such representative pursuant to clause (ii) above.

     As used in this Section 8, the term "Cause" means misconduct involving moral turpitude or conduct materially detrimental to the business or reputation of the Company.

     8.   REGARDING BUSINESS OPPORTUNITIES; SHAREHOLDER OBLIGATIONS.

          (a) Each Shareholder acknowledges that the other Shareholders and their Affiliates engage and will engage in and have interests in other business activities, independently or with others, and agrees that such activities shall not be limited in any way whatsoever by reason of the Shareholder Interest of any Shareholder or by reason of its ownership of Shares or this Agreement. Without limiting the generality of the foregoing, such activities may include investments in and the acquisition, disposition and financing of securities or other assets of any kind. No Shareholder or any of its Affiliates shall have any obligation to make any investment for the account of the Company or the Shareholders generally, or any of them, rather than for its own account or for the account of any other Person or Persons. The provisions of this Section 8 are, however, in the case of any Shareholder, subject to the provisions of any other agreement to which the Company and such Shareholder are parties, and the provisions of this Section 8 shall not be deemed to affect the obligations of any Shareholder, or any director or officer of the Company, under applicable law.

          (b) No Shareholder shall have any liability in respect of the obligations of any other Shareholder.

     9.   RIGHTS TO ACQUIRE ADDITIONAL SECURITIES.

          (a) In the event that the Company proposes to issue, at any time after the date hereof, additional Shares or equity securities, or warrants, options, convertible securities or other securities exercisable for or convertible into Shares or other equity securities (Shares and other equity securities and such warrants, options, convertible securities or other such securities being

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referred to herein as "Equity Securities"), the Company shall give each
Shareholder notice of such proposal, describing the Equity Securities in question and the proposed terms of their issuance. In such event, each Shareholder shall have the right, exercisable by notice given to the Company within 15 days after its receipt of the said notice from the Company, to purchase such Equity Securities in an amount which, after giving effect to such Shareholder's purchase and the issuance of such Equity Securities to others in such transaction, will result in such Shareholder's maintaining its percentage equity interest in the Company (on a fully diluted basis) (referred to herein as "Shareholder's Percentage Interest") at the same level as obtained immediately prior to such transaction. Each Shareholder's purchase of such Equity Securities shall be for the same price, and upon the same terms, as nearly as may be practicable, upon which such Equity Securities are being issued to others in such transaction. Any Shareholder may assign, in whole or in part, to any Affiliate of such Shareholder such Shareholder's right to acquire Equity Securities pursuant to this Section 9, provided that upon any such purchase by any such Affiliate, such Affiliate shall become a party to this Agreement.

          (b) The provisions of subsection (a) above shall not apply, however, to the following: (i) the issuance by the Company to its directors, officers, employees or consultants (other than any who are Shareholders), pursuant to a plan or arrangement adopted or otherwise approved by the Board, of Shares or stock options, stock appreciation rights or other kinds of Equity Securities customarily offered to employees, (ii) the issuance by the Company of Equity Securities upon exercise or conversion of other Equity Securities in respect of which notice was given to the Shareholders, at the time of their issuance, pursuant to subsection (a) above or (iii) the issuance by the Company of Equity Securities in order to acquire the assets or equity of one or more businesses not owned or controlled by Shareholders or their Affiliates, provided that any issuance of Shares, stock options, stock appreciation rights or other Equity Securities as provided in clause (i), or any issuance of Equity Securities as provided in clause (iii), that would result in dilution of any Shareholder's Percentage Interest shall have been approved by not less than five members of the Board. The Company shall have the right to make appropriate adjustments, pursuant to and consistent with the intent of this Section 9, to reflect repurchases or other acquisitions by the Company of Equity Securities, or the termination or expiration of any warrant, option or convertible security, to which the provisions of this Section 9 were applicable upon the issuance thereof.

          (c) Except as expressly provided in this Agreement, no Shareholder shall have, by virtue of this Agreement, any right to acquire shares of capital stock or other securities of the Company from the Company or from any other Shareholder, whether upon issuance of stock or securities by the Company, upon any transfer of stock or securities by any Shareholder or otherwise.

     10.  REGISTRATION RIGHTS.

          (a) In the event that the Company proposes to file a registration statement under the Securities Act for an offering of its common stock (other than an Excluded Offering), the Company shall give each Shareholder not less than 10 days prior notice of such filing, and, if requested by Shareholders owning Shares representing not less than 10% of all outstanding Shares, by notice given to the Company within five days of the date of such notice from the Company (the "Registration Notice"), will use its reasonable best efforts to include all or a

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portion, as requested by such Shareholders, of the Shares held by such
Shareholders) (but in no event less than 5% of the total number of Shares then held by all Shareholders) in the common stock to be registered pursuant to such registration statement; provided that the Company shall have no obligation to register any Shares transferable by any Shareholder pursuant to Rule 144 or any successor rule promulgated under the Securities Act (provided that the Company is then in compliance with the current public information and any other provisions of such Rule applicable to the Company so as to allow such Shareholder to transfer Shares in reliance upon such Rule) and provided further that Shareholders shall be entitled to have Shares included in such a registration statement pursuant to this Section 10 only twice, unless (x) the total number of Shares requested by Shareholders is not included in any such registration statement (including any non-inclusion resulting from an underwriter's limitation), (y) such registration statement is not declared effective by the Securities and Exchange Commission or is withdrawn by the Company or (z) a stop order suspending the effectiveness of the registration statement shall prevent the sale of such Shares. If an event specified in clause
(x), (y) or (z) should occur, the provisions of this Section 10 shall continue in effect until such time as Shares of Shareholders shall have been included, pursuant to this Section 10, in registration statements filed by the Company in respect of which no event so specified shall have occurred.

          (b) Notwithstanding any other provision of this Section 10, if an underwriter's limitation is imposed with respect to a registration statement filed by the Company for an offering of its common stock that may include Shares held by Shareholders, the amount of such Shares that the Company shall be obligated to include in such registration statement shall be reduced in accordance with the underwriter's limitation. In such event, the number of Shares of each Shareholder so to be included (each Shareholder having Shares so to be included being referred to in this subsection (b) as a "Registering Shareholder") shall be that number that bears the same ratio to all Shares owned by such Shareholder and designated in the Registration Notice as the total number of Shares of all Registering Shareholders to be included in such registration statement bears to the total number of Shares of all Registering Shareholders designated in the Registration Notice. Notwithstanding the foregoing provisions, (i) if the Company files a registration statement as a result of the exercise of "demand" registration rights hereafter granted to any Person or Persons, the Shares held by such Person or Persons which are to be included in such registration statement shall have priority over any Shares held by any Registering Shareholder that would otherwise be entitled to be included therein and (ii) if the Company files a registration statement as to which any Person or Persons ("Other Holders") have so-called "piggyback" registration rights, the number of Shares held by Registering Shareholders that shall be entitled to be included therein shall not exceed that number which bears the same proportion to the number of Shares to be included therein on behalf of Other Holders as the total number of Shares held by Registering Shareholders bears to the total number of Shares held by the Other Holders whose Shares are being included therein. The parties hereto acknowledge that it is their intention that, for any registration to which the provisions of this Section 10 are applicable, the Company will provide pro rata treatment to all Shareholders, to the extent of the numbers of Shares requested by each Shareholder for inclusion in such registration.

          (c) In the event that the Company files a registration statement for an offering of its common stock that includes Shares held by Shareholders (for purposes of this Section 10, "Selling Shareholders"), the Company will use its best efforts to register or qualify such Shares covered by the registration statement under the state securities or blue sky laws (to the extent applicable) of such jurisdictions within the United States as the holders of not less than 51% of the Shares of the Selling Shareholders being included therein shall reasonably request; provided that the Company shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in suits, other than as to matters and transactions relating to the offer and sale of such Shares.

          (d) In connection with any registration pursuant to this Section 10, the Company shall pay the fees and expenses of counsel and accountants for the Company and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement (and all amendments and supplements thereto), and the costs and expenses incurred by the Company in connection with the qualification of the Shares under state securities or blue sky laws. The Company shall not be obligated to pay, or reimburse any Selling Shareholder for, selling commissions or similar payments attributable to Shares of any Selling Shareholder or other expenses of any Selling Shareholder (including the fees and expenses of any counsel retained by any Selling Shareholder) in connection with such registration or qualification.

          (e) Each Selling Shareholder shall furnish to the Company such information concerning such Shareholder or any proposed sale or other disposition by such Shareholder of any Shares as may be required by law or reasonably requested by the Company, shall execute such documents as are customarily executed by Selling Shareholders in like transactions and shall cooperate with the Company and any underwriter in connection with any action taken pursuant to this Section 10.

          (f) In the event the Company files a registration statement under the Securities Act for an offering of its common stock that includes Shares held by any Selling Shareholder, (i) the Company shall, to the extent permitted by law, indemnify each such Selling Shareholder against any liability, loss or expense arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any prospectus included therein, or any amendment or supplement thereto, or out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as arising out of information furnished to the Company in writing by any Selling Shareholder expressly for use therein), and (ii) each such Selling Shareholder shall, to the extent permitted by law, indemnify the Company, the other Selling Shareholders and any underwriter of such common stock against any such liability, loss or expense but only to the extent that it arises out of any information so furnished to the Company by such indemnifying Selling Shareholder.

          (g) If the Company or any underwriter of securities to be issued by the Company or sold by any selling shareholder so requests, each Shareholder shall sign an agreement not to sell or otherwise transfer or dispose of any equity securities of the Company held by such Shareholder during such period following the effective date of the registration statement registering such securities as the Company or such underwriter shall specify. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the period of restriction. The provisions of this subsection

(g) shall be applicable in the case of any registration statement filed by the Company, whether or not Shares of any Shareholders may be eligible for inclusion therein pursuant to this Section 10.

          (h) The Company agrees that it will not grant to any Person any right to require the Company to register securities under the Securities Act, or to participate as a selling security holder in any such registration (other than the rights set forth in this Section 10), without the prior written consent of Majority Shareholders and each Significant Holder.

     11.  COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees as follows:

          (a) MAINTENANCE OF CORPORATE RIGHTS. The Company will maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business.

          (b) BOOKS AND RECORDS; AUDITORS. The Company will keep books and records in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles consistently applied; the Company will employ certified public accountants who are "independent" within the meaning of the rules of the American Institute of Certified Public Accountants and are selected by the Board; and the Company will have an annual audit made by certified public accountants who are "independent" as aforesaid, are selected by the Board and are one of the so-called "Big Six" national accounting firms.

          (c) TRANSACTIONS WITH AFFILIATES. The Company will not, directly or indirectly, purchase or sell any properties, assets or rights (or any interest therein) from or to, contract for services to be provided by or to, or enter into any other transaction with, any Affiliate of the Company, except (i) on terms and conditions no less favorable to the Company than could be obtained from a third party in a comparable arm's-length transaction and (ii) with the specific approval of at least five members of the Board if such transaction would involve an amount or benefit (to the Company or such Affiliate) in excess of $50,000 in any fiscal year.

          (d)  INFORMATION. The Company shall deliver to each Shareholder:

               (i) as soon as available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Company as of the end of such year and the related statements of income, stockholders' equity and cash flow for the year then ended, setting forth in each case, in comparative form the figures for the preceding year, prepared in accordance with generally accepted accounting principles and reported on by the Company's independent accountants;

               (ii) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a balance sheet of the Company as of the end of such quarter and the related statements of income, stockholders' equity and cash flow for such quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and portion of the previous fiscal year, all prepared in accordance with generally accepted accounting principles and certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Company; and

               (iii) as soon as practicable, such other information relating to the business, assets, financial condition, results of operations or prospects of the Company as any Shareholder may from time to time reasonably request.

          (e) INSPECTION. The Company will give each Shareholder and its representatives access to the premises, properties and other assets of the Company and the rights to examine (and make copies of) its books and records, including financial and operating data and other information, and to discuss its businesses, assets, financial condition, results of operations or prospects with its officers, all at such reasonable times and as often as such Shareholder may reasonably request.

          (f) NATURE OF BUSINESS. The Company will not engage in any business other than the business engaged in as of the date hereof and business reasonably related thereto (it being acknowledged that such business permitted hereunder includes the performance for fees of administrative and other services reasonably related to the basic business of the Company and dealing in residual interests as described in the Company's business plan).

          (g) COMPENSATION. The Company shall not pay compensation (including benefits) to any of its three most highly compensated employees at levels greater (including benefits more favorable) than those set forth in the Company' business plan unless such compensation has been approved by not less than five members of the Board.

     12.  CONFIDENTIALITY.

     Each Shareholder, for itself and its officers, partners, agents and employees, agrees to maintain in confidence all financial statements and other documents and business and operating information (including technical concepts and financial models developed by the Company) (collectively, the "Proprietary Information") provided to such Shareholder with respect to the Company and its business (except to the extent that any thereof has been made publicly available by the Company) and to use such Proprietary Information only for the business of the Company and in connection with such Shareholder's rights as a shareholder of the Company and not in any separate enterprise or undertaking which may be engaged in by the Shareholder or its officers, partners, agents or employees.

     13.  TERMINATION.

     This Agreement shall terminate upon the earliest to occur of the following:

          (a) the Majority Shareholders and each Significant Holder vote in favor of termination;

          (b)  December 31, 2025; and

          (c) except for the provisions of Section 10 hereof, immediately prior to the effectiveness of the Initial Public Offering.

     The provisions of Sections 4, 5, 6 and 9 hereof shall not be applicable to Shares to be issued or sold as part of the Initial Public Offering.

     14.  NOTICES.

     All notices, requests, demands and other communications hereunder to any Shareholder or to the Company shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the applicable facsimile number given on Schedule A hereto, provided that telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to any recognized overnight courier service or the Express Mail service maintained by the United States Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, with return receipt requested, addressed, in the case of any Shareholder, to such Shareholder at its address set forth on Schedule A hereto and, in the case of the Company, to the Company at 7 Tuckers Wharf, Marblehead, Massachusetts 01945, Attention: Daniel M. Meyers, Telecopy No: 617-639-4583 or to such other address as such Shareholder or the Company shall have previously provided in writing to the other Shareholders or to the Company, as the case may be.

     15.  LEGENDS.

          (a) Each certificate representing Shares shall contain a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Shareholders Agreement dated as of December 20, 1995, a copy of which is on file at the principal office of the Company. Such Shareholders Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge or other disposition, and the voting, of the securities represented by this certificate."

          (b) Each certificate representing Shares shall also contain a legend in substantially the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may be transferred, sold or offered for sale only if registered under said Act or if an exemption from such registration is available."

     16.  EQUITABLE RELIEF.

     The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be sought to enforce the provisions of this Agreement.

     17.  THIRD PARTY RIGHTS.

     Except as otherwise provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person (other than the parties hereto) any rights or remedies under or by reason of this Agreement.

     18.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     19.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of laws.

     20.  BENEFIT AND BINDING EFFECT.

     This Agreement shall be binding-upon and shall inure to the benefit of the Company and its successors and assigns and, subject to the provisions hereof, each of the other parties hereto and their respective executors, administrators, personal representatives, heirs and successors. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

     21.  AMENDMENT AND WAIVER.

          (a) No failure on the part of any of the parties hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) This Agreement may be amended, and any obligation of a party hereto may be waived, with the written consent of the Company, Majority Shareholders and each Significant Holder, provided that this Agreement may not be amended so as to reduce the Shareholder Interest of any Shareholder without the written consent of such Shareholder. This Agreement shall be amended to add signatories hereto and to amend Schedule A hereto as provided in this Agreement. Except as expressly provided herein, the Company shall not be required to provide the benefits of this Agreement to, or to allow to become a party hereto, any Person other than those listed on Schedule A hereto.

     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                                 INTERLAKEN INVESTMENT PARTNERS, L.P.

                                 INTERLAKEN MANAGEMENT
                                 PARTNERS, L.P.
                                 General Partner

                                 LAKE MANAGEMENT, INC.
                                 General Partner

                                 By: /s/ William R. Berkley
                                     -------------------------------------------
                                 Name:  William R. Berkley, Jr.
                                 Title: Chairman


                                 /s/ William R. Berkley, Jr.
                                 -----------------------------------------------
                                 William R. Berkley, J
                                 Doopy L.P.


                                 By: /s/ Andrew M. Bursky
                                     -------------------------------------------
                                 Andrew M. Bursky, General Partner


                                 /s/ Catherin B. James
                                 -----------------------------------------------
                                 Catherine B. James

                                 /s/ William L. Mahone
                                 -----------------------------------------------
                                 William L. Mahone

                                 /s/ Charles J. Martin
                                 -----------------------------------------------
                                 Charles J. Martin

                                 /s/ Martin B. O'Connell
                                 -----------------------------------------------
                                 Martin B. O'Connell

                                 /s/ Joshua A. Polan
                                 -----------------------------------------------
                                 Joshua A. Polan


                                 THE FIRST MARBLEHEAD CORPORATION


                                 By:/s/ Stephen Anbinder
                                    -------------------------------------------

                                 /s/ Leslie Alexander
                                 -----------------------------------------------
                                 Leslie Alexander


                                 /s/ Stephen Anbinder
                                 -----------------------------------------------
                                 Stephen Anbinder


                                 /s/ Dort A. Camberon, III
                                 -----------------------------------------------
                                 Dort A. Cameron, III


                                 /s/ Joseph L. Fraites
                                 -----------------------------------------------
                                 Joseph L. Fraites


                                 Estate of Michael Malloy


                                 By: /s/ Lucille Ross Molloy
                                     -------------------------------------------
                                     Lucille Molloy, Executrix


                                 /s/ Daniel M. Meyers
                                 -----------------------------------------------
                                 Daniel M. Meyers


                                 /s/ Victor M. Samra, Jr.
                                 -----------------------------------------------
                                 Victor M. Samra, Jr.


                                 /s/ James W. Walker, II
                                 -----------------------------------------------
                                 James W. Walker, II

                                 CATAMARAN HOLDINGS, LTD.

                                 By:/s/ Stephen Anbinder
                                    --------------------------------------------
                                 Stephen Anbinder,
                                 Vice President

                                   SCHEDULE A

                                                                    Number of
Name and Address of Shareholder                                      Shares
-------------------------------                                     ---------
Leslie Alexander                                                      333,000
1220 North Federal Highway
Suite 307
Boca Raton, Florida 33432
Telecopy No.: 407-368-4143

Stephen Anbinder                                                      129,836*
c/o The First Marblehead Corporation
Park Avenue Atrium
237 Park Avenue
New York, New York 10017
Telecopy No.: 212-551-1781

Dort A. Cameron, II                                                    17,951
c/o Philip F. Strassler, C.P.A.
Marcum & Kliegman, LLP
485 Underhill Blvd.
Syosset, New York  11791
Telecopy No.: 516-921-6006

Joseph Fraites                                                         52,192
41 Hemlock Ridge
Weston, Connecticut 06883
Telecopy No.: 203-454-2280

Daniel M. Meyers                                                      197,916*
c/o The First Marblehead Corporation
7 Tuckers Wharf
Marblehead, Massachusetts 01945
Telecopy No.: 617-639-4563

Estate of Michael Molloy                                                5,000
Lucille Molloy, Executrix of the Estate of Michael Molloy
c/o Joseph M. Cassin, Esq.
Cassin Cassin & Joseph
300 East 42nd Street
New York, New York 10017
Telecopy No.: 212-557-2952

Victor M. Samra, Jr.                                                   27,696
c/o The First Marblehead Corporation
Park Avenue Atrium
237 Park Avenue
New York, New York 10017
Telecopy No.: 212-551-1781 27,696

James W. Walker, Jr.                                                    7,957
10 Sunny Brae Place
Bronxville, New York

Catamaran Holdings, Ltd.                                               20,000*
7 Tuckers Wharf
Marblehead, Massachusetts 01945
Telecopy No.: 617-639-4563


----------
* Upon the merger of Catamaran Holdings, Ltd. ("Catamaran") with the Company, the Shares held by Catamaran will be cancelled, and this Schedule will be deemed revised to add to the Shares held by Messrs. Anbinder and Meyers' and specified above 10,000 Shares to be issued to each of them in such merger.

Interlaken Investment Partners, L.P.                                  196,987
165 Mason Street
Greenwich, Connecticut 06830
Attention:  William L. Mahone, Esq.
Telecopy No.: 203-629-8554


William R. Berkley, Jr.                                                 3,891
Doopy L.P.                                                              1,946
Catherine B. James                                                      2,919
William L. Mahone                                                         305
Charles J. Martin                                                         153
Martin B. O'Connell                                                       305
Joshua A. Polan                                                         1,946

Address and telecopy number for the seven
Shareholders listed immediately above:


165 Mason Street
Greenwich, Connecticut  06830
Attention: William L. Mahone, Esq.
Telecopy No.: 203-629-8554